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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our report included in this registration statement and to the incorporation by reference in this registration statement of our report dated February 17, 1998 included in the Annual Report on Form 10-K of Western Wireless Corporation for the year ended December 31, 1997, and to all references to our firm included in this registration statement.

                                          By:   /s/ ARTHUR ANDERSEN LLP

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                                                    Arthur Andersen LLP
Seattle, Washington
April 30, 1998